EXHIBIT 10.7
Exclusive Patent License Agreement

This Exclusive Patent License Agreement (this “Agreement”) is made and entered into by and between the following Parties on July 2, 2010 in Shandong Province of the People's Republic of China (“China” or the “PRC”).

Party A: Li Jinliang (李金亮)
ID Number:
Address:

Party B: Shandong Caopu Arts & Crafts Co., Ltd (山东曹普工艺有限公司)
Address: No. 2888 Qing He Road, Qing He Office, Cao County, Shan Dong (山东省曹县青菏办事处青菏路2888号)

Party A and Party B are at times each referred to herein as a “Party” and collectively as the “Parties.”

1                Definitions
1.1                  “Products” shall mean a variety of indoor and outdoor furniture and wicker products and any other products currently produced by Party B and / or to be produced by Party B during its operations in the future.

1.2                  “Territory” shall mean the People’s Republic of China and any other place where the Licensed Patents may be protected.

1.3                  Licensed Patents” shall mean the patents listed in Exhibit I attached hereto.

1.4                  “Term” shall mean the term as provided in Section 11.

2                Patents License and Sub-license
The Agreement is an Exclusive Patents License Agreement. Party A hereby grants Party B an exclusive license during the Term of the Agreement to use the Licensed Patents specified in Exhibit I attached hereto on a royalty free basis in the Territory for the purpose of manufacturing, selling, distribution, exporting, and otherwise marketing the Products.  Party A agrees, acknowledges and accepts that he will under no circumstances use any of the Licensed Patents in the Territory himself, or license or otherwise permit any third party to use any of such Licensed Patents in any manner in the Territory at any time without procuring the express prior written approval from Party B.  Party B shall have the right to sub-license any third party to use any or all of the Licensed Patents without obtaining the prior consent of Party A.

3                Representations, Warranties and Covenants
Party A represents, warrants and covenants to Party B as follows:

3.1           Party A is a PRC citizen with complete civil capacity to legally execute and perform this Agreement under the laws of China.  This Agreement constitutes Party A’s legal, valid and binding obligations enforceable in accordance with its terms once it is duly executed;

3.2           The execution by Party A of this Agreement, and the performance by Party A of its obligations hereunder will not result in (1) violation of any applicable PRC Laws; or (2) breach of any contracts or documents to which Party A is a party or is otherwise bound;

3.3           The Licensed Patents are effective and valid under the PRC law and Party A is the sole and legitimate owner of the Licensed Patents. Each of the Licensed Patents is free from any pledge, lien, option, restrictions, preemptive rights, or any form of rights or interests of any other party and there is no pending, or, to the knowledge of Party A, any threatened or potential disputes, claims, lawsuits, arbitrations, enforcement, administrative proceedings or other legal proceedings relating to the Licensed Patents in any respect.  The Licensed Patents constitute all patents of which Party A is the owner or rightful user;

3.4           None of the Licensed Patents has constituted or will constitute an infringement of any intellectual property rights owned by any third party;

3.5           Party A shall strictly comply with all applicable laws and regulations in performing his obligations hereunder.  Party A shall ensure that this Agreement be submitted to the State Intellectual Property Office of PRC (the “SIPO”) for filing within 10 business days following the execution hereof and shall obtain the acceptance of such filing issued by the SIPO as soon as practicable but no later than 60 days from the date of execution hereof;

3.5           Party A will pay any and all fees, including but not limited to annual fees, required to maintain the validity and effectiveness of the Licensed Patents; and

3.6           Party A will under no circumstances use any of the Licensed Patents in the Territory himself, or license or otherwise permit any third party to use any of such Licensed Patents in any manner in the Territory at any time without procuring the express prior written approval from Party B.

4.              Delivery of the Technology Materials
Party A shall deliver all the technology materials and the materials list to Party B within 3 days after the execution of the Agreement by post. The delivery shall be made to the principal office of Party B.

5.              Intellectual Property Improvements
Both Parties acknowledge that Party B shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement (the “Developed Intellectual Property Rights”).  Party A shall take all appropriate actions and render all appropriate assistance for the purposes of vesting any ownership, title or interest of any Developed Intellectual Property Rights in Party B as well as to vest in Party B any new patents hereafter developed by Party A, which future patents shall be fully incorporated under this Agreement as if such patents were listed on Exhibit I on the date hereof.

6.            Liabilities for Breach of the Agreement

If Party A should breach this Agreement in any respect, including but limited to Section 3 hereof, Party B shall have the right to require Party A to immediately cease and desist, as well as to immediately cure, any such breach, including but not limited to using a Licensed Patent for his own purposes or permitting the use thereof by a third party; Party B also has the right to terminate the Agreement and demand that Party A pay a default fine in the amount caused by the breach of the Agreement.  Party A hereby agrees to pay any such amount within five (5) days of receipt of Party B’s demand therefor.

7.            Resolution of Infringement
7.1           During the term of the Agreement, if there should arise any third party claims that any of the Licensed Patents constitutes infringement, Party A shall be fully responsible for defending any such claim.

7.2           Each of the Parties shall promptly inform the other about any infringement by a third party, and Party A shall be solely responsible for negotiating with the third party, or submitting a claim to the Administration of Patents, or initiating a lawsuit against the infringing party with the people’s court; Party B shall provide any necessary assistance to Party A, provided that Party A shall be responsible for any and all costs associated with Party B’s assistance.

8.            Termination
8.1           During the term of the Agreement, if the Licensed Patents are revoked or invalidated to the detriment of Party B, the Agreement shall, if Party B so elects, be terminated and be of no further force or effect.  In either case, Party A shall fully compensate Party B for any losses incurred.

8.2            Other termination events:
 If:
 (1)           the Licensee applies for liquidation or bankruptcy; or
 (2)           a court of competent jurisdiction determines that the Licensee is insolvent or bankrupt,

then, this Agreement shall terminate automatically without any notice.

9.            Governing Law and Resolution of Disputes
9.1           The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

9.2           In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party's written request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Beijing. The ruling shall be final and binding on both Parties.

9.3           Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

10.         Indemnification; Limitation on Liabilities
Party A agrees to indemnify and hold Party B, its officers, directors, stockholders, employees, and agents and representatives safe and harmless from and against all losses, liabilities, claims, demands and expenses, including attorney’s fees, resulting from any breach by such Party of its representations, warranties, covenants or agreements under this Agreement.

11          Effectiveness and Term
This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated by Party B in writing, the term of this Agreement shall be as long as the last of the Licensed Patents remains effective and valid.

12          Miscellaneous
12.1         This Agreement, including Exhibit I hereto and the other documents referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, but not limited to, Authorization Letter to Use Patents dated April 19, 2010.

12.2         Without Party B’s prior written consent, Party A shall not have the right to assign any of his rights and/or obligations under this Agreement to any third party. However, both Party A and Party B acknowledge that Party B may assign any and all of its obligations and rights under this Agreement to any third party at any time without obtaining the consent of Party A.

12.3         In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any respect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.4         This Agreement may only be amended, changed or supplemented through written agreement signed by both Party A and Party B. Such written amendment agreements and/or supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

12.5         This Agreement may be executed in two (2) counterparts in both English and Chinese versions, and each counterpart, upon execution and delivery, shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

12.6         The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A:	Li Jinliang (李金亮)

By:	/s/ Li Jinliang
Name:	Li Jinliang
ID Number:

Party B:     Shandong Caopu Arts & Crafts Co., Ltd (山东曹普工艺有限公司)

By:	/s/ Li Jinliang
Name:	Jinliang Li
Title:	Legal Representative

EXHIBIT I

LICENSED PATENTS

No.	Design Patents	Certificate No.	Design Patents No.	Designer	Application Date	Authorized Announcement	Owner
1	Disposal Container (1)	685809	ZL 200630095723.0	Jinliang Li	September 8, 2006	August 29, 2007	Jinliang Li
2	Disposal Container (2)	685890	ZL 200630095724.5	Jinliang Li	September 8, 2006	August 29, 2007	Jinliang Li
3	Chair Container	685796	ZL 200630095733.4	Jinliang Li	September 8, 2006	August 29, 2007	Jinliang Li
4	Cabinet with Eight Drawer	693607	ZL 200630095728.3	Jinliang Li	September 8, 2006	September 19, 2007	Jinliang Li

No.	Invention Patents	Certificate No.	Utility Models No.	Designer	Application Date	Authorized Announcement	Owner *
5	A technical method preventing poplar plank split	685930	ZL 200630095722.6	Jinliang Li	September 8, 2006	August 29, 2007	Jinliang Li
6	A technical method of automatic splicing board	685850	ZL 200630095727.9	Jinliang Li	September 8, 2006	August 29, 2007	Jinliang Li
7	A technical method accelerating plank to dry	685866	ZL 200630095732.X	Jinliang Li	September 8, 2006	August 29, 2007	Jinliang Li

(1)
(2)
*